Exhibit 99.1

Five9 Reports Third Quarter 2024
Accelerated Revenue Growth of 15% to $264 Million

20% Growth in Subscription Revenue
Record $41 Million in Operating Cash Flow
Raises 2024 Guidance for Revenue and Bottom Line

SAN RAMON, Calif. - November 7, 2024 - Five9, Inc. (NASDAQ:FIVN), the Intelligent CX Platform provider, today reported results for the third quarter ended September 30, 2024.
Third Quarter 2024 Financial Results
•Revenue for the third quarter of 2024 increased 15% to a record $264.2 million, compared to $230.1 million for the third quarter of 2023.
•GAAP gross margin was 53.8% for the third quarter of 2024, compared to 51.7% for the third quarter of 2023.
•Adjusted gross margin was 61.8% for the third quarter of 2024, compared to 60.6% for the third quarter of 2023.
•GAAP net loss for the third quarter of 2024 was $(4.5) million, or $(0.06) per basic share, and (1.7)% of revenue, compared to GAAP net loss of $(20.4) million, or $(0.28) per basic share, and (8.9)% of revenue, for the third quarter of 2023.
•Non-GAAP net income for the third quarter of 2024 was $50.5 million, or $0.67 per diluted share, and 19.1% of revenue, compared to non-GAAP net income of $38.0 million, or $0.52 per diluted share, and 16.5% of revenue, for the third quarter of 2023.
•Adjusted EBITDA for the third quarter of 2024 was $52.4 million, or 19.8% of revenue, compared to $41.3 million, or 17.9% of revenue, for the third quarter of 2023.
•GAAP operating cash flow for the third quarter of 2024 was $41.1 million, compared to GAAP operating cash flow of $37.0 million for the third quarter of 2023.

“We are very pleased to report strong third quarter results, which exceeded our guidance across all key metrics. Subscription revenue grew 20% year-over-year, and we achieved an adjusted EBITDA margin of 20%, helping drive robust operating cash flow of $41 million. With the acceleration of AI, CX is at an inflection point. We believe our AI-powered platform is at the forefront of enabling a hyper-personalized experience, continuous engagement, and seamless customer journeys, all while creating a pathway for durable growth. We are energized by the momentum we are seeing with our AI products and believe that the market opportunity ahead is stronger than ever.”

- Mike Burkland, Chairman and CEO, Five9
Business Outlook
Five9 provides guidance based on current market conditions and expectations. Five9 emphasizes that the guidance is subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below, including risks and uncertainties associated with ongoing impact of macroeconomic challenges.
•For the full year 2024, Five9 now expects to report:
•Revenue in the range of $1.030 to $1.031 billion.
•GAAP net loss per share in the range of $(0.30) to $(0.23), assuming basic shares outstanding of approximately 74.5 million.
•Non-GAAP net income per share in the range of $2.36 to $2.38, assuming diluted shares outstanding of approximately 75.0 million.
•For the fourth quarter of 2024, Five9 expects to report:
•Revenue in the range of $267.0 to $268.0 million.
•GAAP net income per share in the range of $0.03 to $0.08, assuming diluted shares outstanding of approximately 88.6 million.
•Non-GAAP net income per share in the range of $0.69 to $0.71, assuming diluted shares outstanding of approximately 76.0 million.

With respect to Five9’s guidance as provided above, please refer to the “Reconciliation of GAAP Net Loss to Non-GAAP net income - Guidance” table for more details, including important assumptions upon which such guidance is based.

Conference Call Details
Five9 will discuss its third quarter 2024 results today, November 7, 2024, via Zoom webinar at 4:30 p.m. Eastern Time. To access the webinar, please register by clicking here. A copy of this press release will be furnished to the Securities and Exchange Commission on a Current Report on Form 8-K and will be posted to our website, prior to the conference call.
A live webcast and a replay will be available on the Investor Relations section of the Company’s web-site at http://investors.five9.com/.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures. We calculate adjusted gross profit and adjusted gross margin by adding back the following items to gross profit: depreciation, intangibles amortization, stock-based compensation, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases and costs related to a reduction in force plan. We calculate adjusted EBITDA by adding back or removing the following items to or from GAAP net loss: depreciation and amortization, stock-based compensation, interest expense, gain on early extinguishment of debt, interest income and other, exit costs related to closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, lease amortization for finance leases, costs related to a reduction in force plan and provision for income taxes. We calculate non-GAAP operating income by adding back or removing the following items to or from GAAP loss from operations: stock-based compensation, intangibles amortization, exit costs related to the closure and relocation of our Russian operations, and acquisition related transaction costs and one-time integration costs, and costs related to a reduction in force plan. We calculate non-GAAP net income by adding back or removing the following items to or from GAAP net loss: stock-based compensation, intangibles amortization, amortization of discount and issuance costs on convertible senior notes, exit costs related to the closure and relocation of our Russian operations, acquisition and related transaction costs and one-time integration costs, gain on early extinguishment of debt, impairment charge of an equity investment, costs related to a reduction in force plan, and tax benefit associated with an acquired company. For the periods presented, these adjustments from GAAP net loss to non-GAAP net income do not include any presentation of the net tax effect of such adjustments given our significant net operating loss carryforwards. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP. Please see the reconciliation of non-GAAP financial measures set forth in this release.

Forward-Looking Statements
This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements in the quote from our Chairman and Chief Executive Officer, including statements regarding the effect of AI on the CX market,
Five9’s AI platform and its market position and expected impact on the Company's growth, Five9's market opportunity and ability to capitalize on that opportunity, and the fourth quarter and full year 2024 financial projections set forth under the caption “Business Outlook,” that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Risks that may cause these forward-looking statements to be inaccurate include, among others: (i) the impact of adverse economic conditions, including the impact of macroeconomic challenges, including continued inflation, increased interest rates, supply chain disruptions, decreased economic output and fluctuations in currency rates, the impact of the Russia-Ukraine conflict, the impact of the conflict in the Middle East, and other factors, may continue to harm our business; (ii) if we are unable to attract new clients or sell additional services and functionality to our existing clients, our revenue and revenue growth will be harmed; (iii) if our existing clients terminate their subscriptions or reduce their subscriptions and related usage, or fail to grow subscriptions at the rate they have in the past or that we might expect, our revenues and gross margins will be harmed and we will be required to spend more money to grow our client base; (iv) because a significant percentage of our revenue is derived from existing clients, downturns or upturns in new sales will not be immediately reflected in our operating results and may be difficult to discern; (v) if we fail to manage our technical operations infrastructure, our existing clients may experience service outages, our new clients may experience delays in the deployment of our solution and we could be subject to, among other things, claims for credits or damages; (vi) further development of our AI solutions may not be successful and may result in reputational harm and our future operating results could be materially harmed; (vii) we have established, and are continuing to increase, our network of technology solution distributors and resellers to sell our solution; our failure to effectively develop, manage, and maintain this network could materially harm our revenues; (viii) our quarterly and annual results may fluctuate significantly, including as a result of the timing and success of new product and feature introductions by us, may not fully reflect the underlying performance of our business and may result in decreases in the price of our common stock; (ix) if we are unable to attract and retain highly skilled leaders and other employees, our business and results of operations may be adversely affected; (x) our historical growth may not be indicative of our future growth, and even if we continue to grow rapidly, we may fail to manage our growth effectively; (xi) failure to adequately retain and expand our sales force will impede our growth; (xii) the AI technology and features incorporated into our solution include new and evolving technologies that may present both legal and business risks; (xiii) the use of AI by our workforce may present risks to our business; (xiv) the contact center software solutions market is subject to rapid technological change, and we must develop and sell incremental and new solutions in order to maintain and grow our business; (xv) our growth depends in part on the success of our strategic relationships with third parties and our failure to successfully maintain, grow and manage these relationships could harm our business; (xvi) the markets in which we participate involve a high number of competitors that is continuing to increase, and if we do not compete effectively, our operating results could be harmed; (xvii) we continue to expand our international operations, which exposes us to significant macroeconomic and other risks; (xviii) security breaches and improper access to, use of, or disclosure of our data or our clients’ data, or other cyber attacks on our systems, could result in litigation and regulatory risk, harm our reputation, our business or financial results; (xix) we may acquire other companies, or technologies, or be the target of strategic transactions, or be impacted by transactions by other companies, which could divert our management’s attention, result in additional dilution to our stockholders or use a significant amount of our cash resources and otherwise disrupt our operations and harm our operating results; (xx) we sell our solution to larger organizations that require longer sales and implementation cycles and often demand more configuration and integration services or customized features and functions that we may not offer, any of which could delay or prevent these sales and harm our growth rates, business and operating results; (xxi) we rely on third-party telecommunications and internet service providers to provide our clients and their customers with telecommunication services and connectivity to our cloud contact center software and any failure by these service providers to provide reliable services could cause us to lose clients and subject us to claims for credits or damages, among other things; (xxii) we have a history of losses and we may be unable to achieve or sustain profitability; (xxiii) our stock price has been volatile, may continue to be volatile and may decline, including due to factors beyond our control; (xxiv) we may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs; (xxv) failure to comply with laws and regulations could harm our business and our reputation; (xxvi) we may not have sufficient cash to service our convertible senior notes and repay such notes, if required, and other risks attendant to our convertible senior notes and increased debt levels; and (xxvii) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Such forward-looking statements speak only as of the date hereof and readers should not unduly rely on such statements. We undertake no obligation to update the information contained in this press release, including in any forward-looking statements.

About Five9
The Five9 Intelligent CX Platform provides a comprehensive suite of solutions for orchestrating fluid customer experiences. Our cloud-native, multi-tenant, scalable, reliable, and secure platform includes contact center; omni-channel engagement; Workforce Engagement Management; extensibility through more than 1,000 partners; and innovative, practical AI, automation and journey analytics that are embedded as part of the platform. Five9 brings the power of people, technology, and partners to more than 3,000 organizations worldwide. For more information, visit www.five9.com.

FIVE9, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$290,959	$143,201
Marketable investments	675,704	587,096
Accounts receivable, net	116,430	97,424
Prepaid expenses and other current assets	48,640	34,622
Deferred contract acquisition costs, net	72,534	61,711
Total current assets	1,204,267	924,054
Property and equipment, net	136,052	108,572
Operating lease right-of-use assets	43,480	38,873
Finance lease right-of-use assets	21,262	4,564
Intangible assets, net	69,731	38,323
Goodwill	365,450	227,412
Other assets	17,765	16,199
Deferred contract acquisition costs, net — less current portion	149,885	136,571
Total assets	$2,007,892	$1,494,568
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,876	$24,399
Accrued and other current liabilities	84,297	62,131
Operating lease liabilities	11,446	10,731
Finance lease liabilities	7,695	1,767
Deferred revenue	80,000	68,187
Convertible senior notes	432,927	—
Total current liabilities	650,241	167,215
Convertible senior notes — less current portion	730,932	742,125
Operating lease liabilities — less current portion	39,976	36,378
Finance lease liabilities — less current portion	13,716	2,877
Other long-term liabilities	7,441	7,888
Total liabilities	1,442,306	956,483
Stockholders’ equity:
Common stock	75	73
Additional paid-in capital	992,905	942,280
Accumulated other comprehensive income	1,828	582
Accumulated deficit	(429,222)	(404,850)
Total stockholders’ equity	565,586	538,085
Total liabilities and stockholders’ equity	$2,007,892	$1,494,568

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$264,182	$230,105	$763,278	$671,426
Cost of revenue	121,933	111,080	354,877	320,197
Gross profit	142,249	119,025	408,401	351,229
Operating expenses:
Research and development	42,482	40,391	124,717	117,709
Sales and marketing	78,615	73,366	238,056	223,757
General and administrative	36,575	31,006	101,111	89,741
Total operating expenses	157,672	144,763	463,884	431,207
Loss from operations	(15,423)	(25,738)	(55,483)	(79,978)
Other income (expense), net:
Interest expense	(4,068)	(1,972)	(10,541)	(5,683)
Gain on early extinguishment of debt	—	—	6,615	—
Interest income and other	11,144	8,233	35,503	18,477
Total other income (expense), net	7,076	6,261	31,577	12,794
Loss before income taxes	(8,347)	(19,477)	(23,906)	(67,184)
(Benefit from) provision for income taxes	(3,868)	942	466	2,222
Net loss	$(4,479)	$(20,419)	$(24,372)	$(69,406)
Net loss per share:
Basic and diluted	$(0.06)	$(0.28)	$(0.33)	$(0.97)
Shares used in computing net loss per share:
Basic and diluted	74,876	72,356	74,192	71,751

FIVE9, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net loss	$(24,372)	$(69,406)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,265	35,553
Amortization of operating lease right-of-use assets	10,631	9,234
Amortization of deferred contract acquisition costs	52,152	40,088
Accretion of discount on marketable investments	(16,833)	(7,684)
Provision for credit losses	806	795
Stock-based compensation	127,872	156,721
Amortization of discount and issuance costs on convertible senior notes	3,991	2,793
Gain on early extinguishment of debt	(6,615)	—
Impairment charge of an equity investment	1,250	—
Interest on finance lease obligations	258	77
Deferred taxes	441	438
Tax benefit of valuation allowance associated with an acquisition	(4,831)	—
Other	(145)	592
Changes in operating assets and liabilities:
Accounts receivable	(15,559)	(6,661)
Prepaid expenses and other current assets	(9,562)	(6,537)
Deferred contract acquisition costs	(76,288)	(68,410)
Other assets	(1,452)	(4,892)
Accounts payable	8,651	5,562
Accrued and other current liabilities	5,380	(1,149)
Deferred revenue	184	1,544
Other liabilities	(871)	3,636
Net cash provided by operating activities	93,353	92,294
Cash flows from investing activities:
Purchases of marketable investments	(993,483)	(544,713)
Proceeds from sales of marketable investments	93,995	971
Proceeds from maturities of marketable investments	829,122	415,117
Purchases of property and equipment	(33,097)	(19,941)
Capitalization of software development costs	(14,211)	(5,820)
Cash paid to acquire Acqueon Inc.	(167,166)	—
Cash paid to acquire Aceyus, Inc.	99	(80,588)
Net cash used in investing activities	(284,741)	(234,974)
Cash flows from financing activities:
Proceeds from issuance of 2029 convertible senior notes, net of issuance costs	728,843	—
Payments for capped call transactions associated with the 2029 convertible senior notes	(93,438)	—
Repurchase of a portion of 2025 convertible senior notes, net of costs	(304,485)	—
Repayment of outstanding 2023 convertible senior notes at maturity	—	(169)
Cash received from the settlement at maturity of the outstanding capped calls associated with the 2023 convertible senior notes	—	74,453
Cash received from partial termination of capped calls associated with the 2025 convertible senior notes	539	—
Proceeds from exercise of common stock options	423	8,315
Proceeds from sale of common stock under ESPP	9,522	9,444
Payment of holdback related to an acquisition	—	(500)
Payment of finance lease liabilities	(2,006)	(496)
Net cash provided by financing activities	339,398	91,047
Net increase (decrease) in cash, cash equivalents and restricted cash	148,010	(51,633)
Cash, cash equivalents and restricted cash:
Beginning of period	144,842	180,987
End of period	$292,852	$129,354

FIVE9, INC.
RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP gross profit	$142,249	$119,025	$408,401	$351,229
GAAP gross margin	53.8%	51.7%	53.5%	52.3%
Non-GAAP adjustments:
Depreciation	7,218	6,893	21,956	19,378
Intangibles amortization	3,196	3,182	8,492	8,873
Stock-based compensation	7,512	9,856	22,904	29,077
Exit costs related to closure and relocation of Russian operations	—	18	—	93
Acquisition and related transaction costs and one-time integration costs	94	—	219	34
Lease amortization for finance leases	895	492	1,807	492
Costs related to a reduction in force plan	2,115	—	2,115	—
Adjusted gross profit	$163,279	$139,466	$465,894	$409,176
Adjusted gross margin	61.8%	60.6%	61.0%	60.9%

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP net loss	$(4,479)	$(20,419)	$(24,372)	$(69,406)
Non-GAAP adjustments:
Depreciation and amortization	13,144	12,482	38,265	35,553
Stock-based compensation	39,556	52,611	127,872	156,721
Interest expense	4,068	1,972	10,541	5,683
Gain on early extinguishment of debt	—	—	(6,615)	—
Interest income and other	(11,144)	(8,233)	(35,503)	(18,477)
Exit costs related to closure and relocation of Russian operations (1)	21	659	78	2,070
Acquisition and related transaction costs and one-time integration costs	4,486	778	9,506	3,110
Lease amortization for finance leases	951	492	1,863	492
Costs related to a reduction in force plan	9,625	—	9,625	—
(Benefit from) provision for income taxes	(3,868)	942	466	2,222
Adjusted EBITDA	$52,360	$41,284	$131,726	$117,968
Adjusted EBITDA as % of revenue	19.8%	17.9%	17.3%	17.6%
(1) Exit costs related to the closure and relocation of our Russian operations were $0.2 million during both the three and nine months ended September 30, 2024. The $0.0 million and $0.1 million adjustments presented above were net of $0.2 million and $0.1 million included in “Interest income and other.” Exit costs related to the closure and relocation of our Russian operations was $0.9 million and $2.7 million during the three and nine months ended September 30, 2023. The $0.7 million and $2.1 million adjustments presented above were net of $0.2 million and $0.6 million included in “Interest income and other.”

FIVE9, INC.
RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING INCOME
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Loss from operations	$(15,423)	$(25,738)	$(55,483)	$(79,978)
Non-GAAP adjustments:
Stock-based compensation	39,556	52,611	127,872	156,721
Intangibles amortization	3,196	3,182	8,492	8,873
Exit costs related to closure and relocation of Russian operations	21	659	78	2,070
Acquisition and related transaction costs and one-time integration costs	4,486	778	9,506	3,110
Costs related to a reduction in force plan	9,625	—	9,625	—
Non-GAAP operating income	$41,461	$31,492	$100,090	$90,796

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP net loss	$(4,479)	$(20,419)	$(24,372)	$(69,406)
Non-GAAP adjustments:
Stock-based compensation	39,556	52,611	127,872	156,721
Intangibles amortization	3,196	3,182	8,492	8,873
Amortization of discount and issuance costs on convertible senior notes	1,482	954	3,991	2,793
Gain on early extinguishment of debt	—	—	(6,615)	—
Exit costs related to closure and relocation of Russian operations	176	854	156	2,705
Acquisition and related transaction costs and one-time integration costs	4,486	778	9,506	3,110
Impairment charge of an equity investment	1,250	—	1,250	—
Costs related to a reduction in force plan	9,625	—	9,625	—
Tax benefit associated with an acquired company	(4,831)	—	(4,831)	—
Income tax expense effects (1)	—	—	—	—
Non-GAAP net income	$50,461	$37,960	$125,074	$104,796
GAAP net loss per share:
Basic and diluted	$(0.06)	$(0.28)	$(0.33)	$(0.97)
Non-GAAP net income per share:
Basic	$0.67	$0.52	$1.69	$1.46
Diluted	$0.67	$0.52	$1.68	$1.44
Shares used in computing GAAP net loss per share:
Basic and diluted	74,876	72,356	74,192	71,751
Shares used in computing non-GAAP net income per share:
Basic	74,876	72,356	74,192	71,751
Diluted	75,137	73,426	74,653	72,790

(1)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and the Company’s domestic valuation allowance position.

FIVE9, INC.
SUMMARY OF STOCK-BASED COMPENSATION, DEPRECIATION AND INTANGIBLES AMORTIZATION
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2024			September 30, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$7,512	$7,218	$3,196	$9,856	$6,893	$3,182
Research and development	8,244	721	—	12,980	831	—
Sales and marketing	12,490	32	—	16,404	36	—
General and administrative	11,310	1,977	—	13,371	1,540	—
Total	$39,556	$9,948	$3,196	$52,611	$9,300	$3,182

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Stock-Based Compensation	Depreciation	Intangibles Amortization	Stock-Based Compensation	Depreciation	Intangibles Amortization

Cost of revenue	$22,904	$21,956	$8,492	$29,077	$19,378	$8,873
Research and development	29,001	2,352	—	38,375	2,571	—
Sales and marketing	40,334	85	—	50,840	38	—
General and administrative	35,633	5,380	—	38,429	4,693	—
Total	$127,872	$29,773	$8,492	$156,721	$26,680	$8,873

FIVE9, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME – GUIDANCE(1)
(In thousands, except per share data)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2024		December 31, 2024
	Low	High	Low	High

GAAP net income (loss)	$2,687	$7,207	$(22,000)	$(17,500)
Non-GAAP adjustments:
Stock-based compensation(2)	43,479	41,479	171,351	169,351
Intangibles amortization	2,643	2,643	11,135	11,135
Amortization of discount and issuance costs on convertible senior notes	1,485	1,485	5,476	5,476
Exit costs related to closure and relocation of Russian operations	—	—	156	156
Acquisition and related transaction costs and one-time integration costs(3)	2,146	1,146	11,652	10,652
Gain on early extinguishment of debt	—	—	(6,615)	(6,615)
Impairment charge of an equity investment	—	—	1,250	1,250
Costs related to a reduction in force plan	—	—	9,625	9,625
Tax benefit of valuation allowance associated with an acquisition	—	—	(4,831)	(4,831)
Income tax expense effects(4)	—	—	—	—
Non-GAAP net income	$52,440	$53,960	$177,199	$178,699
GAAP net income (loss) per share:
Basic	$0.04	$0.10	$(0.30)	$(0.23)
Diluted	$0.03	$0.08	$(0.30)	$(0.23)
Non-GAAP net income per share:
Basic	$0.69	$0.71	$2.38	$2.40
Diluted	$0.69	$0.71	$2.36	$2.38
Shares used in computing GAAP net income (loss) per share:
Basic	75,600	75,600	74,500	74,500
Diluted	88,600	88,600	74,500	74,500
Shares used in computing non-GAAP net income per share:
Basic	75,600	75,600	74,500	74,500
Diluted	76,000	76,000	75,000	75,000

(1)Represents guidance discussed on November 7, 2024. Reader shall not construe presentation of this information after November 7, 2024 as an update or reaffirmation of such guidance.
(2)Stock-based compensation expenses are based on a range of probable significance, assuming market price for our common stock that is approximately consistent with current levels.
(3)Acquisition and related transaction costs and one-time integration costs are based on a range of probable significance for completed acquisitions, and no new acquisitions assumed.

(4)Non-GAAP adjustments do not have a material impact on our worldwide income tax provision due to the tax treatment of the non-GAAP adjustments reported, and the Company’s domestic valuation allowance position.

FIVE9, INC.
TAXES AND PURCHASES OF PROPERTY AND EQUIPMENT – GUIDANCE(1)
(In thousands)
(Unaudited)

	Three Months Ending		Year Ending
	December 31, 2024		December 31, 2024
	Low	High	Low	High

Taxes - Non-GAAP	$2,500	$2,700	$7,797	$7,997
Purchases of property and equipment	13,000	14,000	46,097	47,097

(1)Represents guidance discussed on November 7, 2024. Reader shall not construe presentation of this information after November 7, 2024 as an update or reaffirmation of such guidance.

Investor Relations Contacts:

Five9, Inc.
Barry Zwarenstein
Chief Financial Officer
925-201-2000 ext. 5959
IR@five9.com

The Blueshirt Group for Five9, Inc.
Lisa Laukkanen
415-217-4967
Lisa@blueshirtgroup.com

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